UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 29, 2016

Mind Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-166884	90-1001626
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3525 Del Mar Heights Road, #802

San Diego, CA 92130

(Address of principal executive offices, including zip code)

(888) 461-3932

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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 Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 15, 2015, the Board of Directors and shareholders owning a majority of the issued and outstanding shares of the Company’s common stock and preferred stock approved an action to effectuate a reverse stock split of the issued and outstanding shares of common stock of the company on a 1-for-1,000 basis (the “Stock Split”). On January 26, 2016, the Secretary of State of the State of Nevada accepted the Company’s Certificate of Amendment to the Articles of Incorporation (the “Certificate of Amendment”) effectuating the Stock Split. The Certificate of Amendment did not reduce or otherwise affect the number of the Company’s authorized shares.

On February 29, 2016, the Company filed and the Secretary of State of the State of California accepted the Company’s Certificate of Correction (the “Certificate of Correction”), correcting an erroneous reference in the Certificate of Amendment to 5,000,000,000 authorized shares of the Company’s common stock to, correctly, reference that the Company’s authorized shares of the Company’s common stock shall continue to be 10,000,000,000.

The foregoing descriptions of the Certificate of Amendment and Certificate of Correction are qualified in their entirety by the text of the Certificate of Amendment and Certificate of Correction, copies of which are attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Amendment to the Articles of Incorporation of Mind Solutions, Inc., filed with the Nevada Secretary of State on January 26, 2016.
3.2	Certificate of Correction to the Certificate of Amendment to the Articles of Incorporation of Mind Solutions, Inc., filed with the Nevada Secretary of State on February 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIND SOLUTIONS, INC.

By:	/s/ Kerry Driscoll
Kerry Driscoll President and Chief Executive Officer

Date: March 2, 2016

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